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                       THE STRIDE RITE CORPORATION

          FORM 10-K FOR THE FISCAL YEAR ENDED NOVEMBER 28, 1997

                            Exhibit 10(viii)

                       THE STRIDE RITE CORPORATION
                   ANNUAL INCENTIVE COMPENSATION PLAN

        (Amended and Restated Effective As of December 11, 1997)

                        ARTICLE I
                      Introduction

         The purpose of The Stride Rite Corporation Annual Incentive Compensation Plan is to provide incentives to key employees of the Company to enhance the value of the Company. By offering annual financial rewards, the Plan can recognize contributions made by individual Eligible Employees in the attainment of important operating objectives. It is also anticipated that the Plan will help the Company attract and retain the highest quality employees available.

                        ARTICLE II
                        Definitions

         2.1.     "Board" shall mean the Board of Directors of the Company.

         2.2 "Bonus Allocation" shall mean that amount of a Participant's Bonus Percentage which is allocable to the Participant's Bonus Pool in accordance with
Section 4.4(c).

         2.3. "Bonus Award" shall mean the amount of award (if any) made to a Participant under the Plan in a Plan Year.

         2.4. "Bonus Percentage" shall mean that percentage of a Participant's annual base salary rate (as of the date the Bonus Percentage is determined) upon which a Bonus Award is calculated. Bonus Percentage may not exceed 50%.

         2.5 "Bonus Pool" shall mean the sum total of the Bonus Allocations of all the Participants whose Bonus Awards are subject to (i) the Corporate Income Goal and the same Divisional Goal or (ii) the Corporate Income Goal and the Combined Divisional Goal.

         2.6      "Code" means the Internal Revenue Code of 1986, as amended.

         2.7 "Combined Divisional Goal" shall mean, for any Plan Year, the sum of all Divisional Goals.

         2.8 "Committee" shall mean the Compensation Committee of the Board.

         2.9 "Company" shall mean The Stride Rite Corporation and its successors and assigns.

         2.10 "Corporate Income" shall mean, for any Plan Year, the consolidated pre-tax income generated by the Company. For purposes of the Plan, Corporate Income for any Plan Year shall be determined by the Committee, in its sole discretion, in accordance with generally accepted accounting principles and after accounting for non-operating income or expenses and before accounting for federal income taxes.

         2.11 "Corporate Income Goal" shall mean, for any Plan Year, that amount of Corporate Income which the Committee targets for achievement in the Plan Year.

         2.12 "Covered Employee" means a participant designated prior to the Plan Year (or within the first 90 days after the beginning of the Plan Year), who is or may be a "covered employee" within the meaning of Section 162(m) of the Code.

         2.13 "Divisional Goal" shall mean, for any Plan Year, that amount of pre-tax income which the Committee targets for achievement in the Plan Year for a division of the Company.

         2.14 "Eligible Employee" shall mean a full-time salaried employee of the Company who is a director or officer of the Company or who is employed in a managerial or professional position which the Committee determines can materially affect overall corporate operating results and provide a significant opportunity to contribute to current earnings and the future success of the Company.

         2.15 "Incentive Goal" shall mean, for any Participant, the Corporate Income Goal and/or Divisional Goal assigned to the Participant.

         2.16 "Participant" shall mean any Eligible Employee who has been designated as such by the Committee pursuant to Article III to participate in the Plan for a Plan Year.

         2.17 "Plan" shall mean The Stride Rite Corporation Annual Incentive Compensation Performance Plan.

         2.18     "Plan Year" shall mean the fiscal year of the Company.

         2.19 "Threshold Corporate Result" shall mean, for any Plan Year, the minimum level of Corporate Income which the Committee determines must be generated in a Plan Year as a condition precedent to the payment of any Bonus Award which the Committee establishes for the Plan Year.

         2.20 "Total Disability" shall mean the permanent inability of a Participant, as a result of accident or sickness, to perform any and every duty pertaining to such Participant's occupation or employment for which the Participant is suited by reason of the Participant's previous training, education and experience.

                               ARTICLE III
                               Eligibility

         For each Plan Year the Committee shall designate Participants from among Eligible Employees who are employee-directors of the Company or who hold the title of President of any division and/or any other Eligible Employees who report directly to the Chief Executive Officer of the Company or who are Covered Employees. All other Participants shall be designated from among Eligible Employees by the Chief Executive Officer of the Company or by such other officer as he or she may designate.

         Participants shall be selected prior to the commencement of each Plan Year. During the Plan Year other Participants may be added by the Committee because of promotion, hiring or other reasons warranting their inclusion or Participants may be excluded by the Committee or the Chief Executive Officer of the Company by reason of demotion or other reasons warranting exclusion.

                             ARTICLE IV
                           Annual Bonuses

         4.1. Establishment of Corporate Income Goal and Divisional Goals. Before the beginning of each Fiscal Year of the Company, the Committee shall, in consultation with the Chief Executive Officer of the Company, establish the Threshold Corporate Result, Corporate Income Goal and Divisional Goal for each of the Company's divisions, pursuant to which, annual bonuses shall be payable, if at all, under the Plan to a Participant with respect to such fiscal year's performance.

         4.2      Assignment of Incentive Goals.

         (a) At the time each Eligible Employee is designated as a Participant pursuant to Article III, he or she shall be notified of such designation by the Committee and shall be assigned at least one, but no more than two, Incentive Goals by the Committee. If the Committee determines that a Participant's position is substantially tied to and functional at the divisional level, one of the Incentive Goals shall be the Corporate Income Goal, which shall be 50% of the Participant's bonus opportunity in any Plan Year. Such a Participant shall also be assigned as a second Incentive Goal, the Divisional Goal of his or her respective Division, which shall also be weighted at 50%. A Participant whose position is not determined to be substantially tied to and functional at the divisional level shall be assigned a Corporate Income Goal which shall represent 50% of the Participant's bonus opportunity. The other 50% of such a Participant's bonus opportunity will be based on the Combined Divisional Goal.

         (b) The Bonus Percentage shall be confirmed and Incentive Goals assigned by (i) the Committee with respect to the Chairman and Chief Executive Officer of the Company, (ii) by the Committee upon the recommendation of the Chief Executive Officer of the Company with respect to other employee-directors of the Company, division Presidents and other Participants who report directly to the Chief Executive Officer or who are Covered Employees, and (ii) the Chief Executive Officer with respect to any other Participants.

         4.3 Review of Performance. As soon as practicable after the close of a Plan Year, the Company's independent auditors shall advise the Committee of income generated by the Company for its fiscal year just ended and of the degree to which the Threshold Corporate Result and Corporate Income Goal have been achieved, if at all. The Chief Executive Officer of the Company shall determine, in his or her sole discretion, the degree to which the Divisional Goals have been met, if at all, in accordance with generally accepted accounting principles and after accounting for capital charges allocable to the relevant division and shall advise the Committee accordingly. Achievement of each goal assigned to each Participant shall be rated; a rating of 100% of an assigned goal shall indicate full achievement of targeted performance and lesser or greater achievement shall be rated below 100% or up to 125% as appropriate.

         4.4      Bonus Awards.

         (a) No Bonus Award shall be payable to any Participant for any goal unless the Threshold Corporate Result set for the Plan Year is achieved. If the Threshold Corporate Result has been met, Bonus Awards allocated to any of the Corporate Income Goal or Divisional Goal shall be payable, provided that achievement of the goal is rated at least at 85%.

         (b) If achievement of all of the Incentive Goals assigned to a Participant is rated at 100%, then a Bonus Allocation equal to the Participant's Bonus Percentage will be allocated to the Bonus Pool in which such Participant participates. If achievement of any Incentive Goal is rated at least 85%, but less than 100%, the Bonus Allocation allocated to that goal shall be equal to the Participant's Bonus Percentage reduced by one-half if rated at 85%, and prorated for achievement rated at 85% to 99%, and then such Bonus Allocation shall be allocated to the Bonus Pool in which such Participant participates. If achievement of any Incentive Goal is rated in excess of 100% up to 125%, then the Bonus Allocation allocated to that goal shall be equal to the Participant's Bonus Percentage doubled if 125% or more, and prorated for achievement rated at 101% to 124%, and then such Bonus Allocation shall be allocated to the Bonus Pool in which such Participant participates.

         (c) After the Committee determines the total of the Bonus Allocations allocated to a Bonus Pool for any year pursuant to (b), Bonus Awards shall be allocated to each Participant in such Bonus Pool whose employment performance for such year has been rated a "3" or higher by his or her supervisor and approved by the Chief Executive Officer of the Company, and where applicable by the Compensation Committee. Ratings for Covered Employees shall be made by the Compensation Committee. The Bonus Award payable to any such Participant (other than a Covered Employee) shall be determined by the appropriate executive management personnel (as designated by the Committee) in consultation with the Chief Executive Officer of the Company and with respect to Covered Employees shall be determined by the Committee. The Bonus Award shall be at least 50% and not greater than 150% of the Participant's Bonus Allocation determined under
(b). In no event shall any Participant receive a Bonus Award in excess of $1.5 million with respect to any Plan Year. Bonus Awards shall not exceed 100% of the Bonus Pool, and there is no obligation to award the full amount of the Bonus Pool.

         (d) With respect to Participants other than Covered Employees, provided the Threshold Corporate Result is achieved for a Plan Year, the Committee, upon the recommendation of the Chief Executive Officer of the Company, shall have the discretion to make additional Bonus Awards of up to 20% of a Participant's base salary, notwithstanding the degree to which any Incentive Goal assigned to such Participant has been achieved, if at all.

         (e) All Bonus Awards to be made under the Plan shall be paid to eligible Participants in cash less applicable taxes as soon as possible after the review of performance of all Participants has been completed.

         4.5      Termination of Employment.

         (a) In the event a Participant terminates employment with the Company before the completion of a Plan Year because of death, Total Disability, or Early, Normal or Late Retirement under The Stride Rite Corporation Retirement Income Plan, such Participant, or, in the case of the Participant's death, the Participant's surviving spouse (or the Participant's estate if there is no surviving spouse), shall receive a prorated Bonus Award. A prorated Bonus Award shall be determined by multiplying the amount equal to the Bonus Award that would have been earned in view of actual results for the Plan Year by a fraction the numerator of which is the number of full months of the Plan Year during which the employee was a Participant in the Plan and the denominator of which is twelve. The foregoing notwithstanding, the Committee may, in its discretion, cause payment of a Bonus Award to such a Participant (other than a Covered Employee) on the basis of a full Plan Year.

         (b) In the event a Participant's employment with the Company is terminated before the completion of a Plan Year for any reason other than death, Total Disability, or Retirement, the Participant shall not be entitled to receive any Bonus Award for that Plan Year; provided, however, the Committee in its discretion may award to a Participant (other than a Covered Employee) a partial Bonus Award based on the formula described above, or a Bonus Award for the full Plan Year under circumstances which the Committee determines, in its sole discretion, warrant such exception.

         4.6. No Limitation to Corporate Action. Nothing in this Article IV shall preclude the Committee or the Board, as each or either shall deem necessary or appropriate, from authorizing the payment to the Participant of compensation outside the parameters of the Plan, including, without limitation, base salaries, awards under any other plan of the Company, any other bonuses (whether or not based on the attainment of performance objectives) and retention or other special payments.

                                   ARTICLE V
                              Plan Administration

         5.1. Powers of the Committee. The Committee shall have the authority, subject to the terms of the Plan, to determine each Participant's Bonus Award, if any, and to make all other determinations under the Plan and to interpret and administer the Plan, taking into account its purposes and such other factors as the Committee may deem relevant. The Committee shall have complete control over the administration of the Plan and complete control and authority to determine, in its sole discretion, the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Participant or other person having or claiming to have any interest under the Plan and the Committee's determinations shall be conclusive and binding on all such parties. Neither the Committee nor any member thereof nor the Company shall be liable for any action or determination made in good faith with respect to the Plan or the rights of any Participant under the Plan.

         5.2. Duties of the Committee. Subject to the limitations of the Plan, the Committee from time to time shall establish rules for the administration of the Plan and the transaction of its business. All actions and determinations of the Committee shall be conclusive and binding on all Participants, their beneficiaries and estates.

         5.3. Action Taken in Good Faith. The members of the Committee and the Company and its officers, directors and employees shall be entitled to rely upon all certificates and reports made by any accountant, and upon all opinions given by any legal counsel, and the members of the Committee, the Company and its officers, directors and employees shall be fully protected in respect of any action taken or suffered by them in good faith in reliance upon any such certificates, reports, opinions or other advice of any accountant or legal counsel, and all action so taken or suffered, including, without limitation, the payment of any Bonus Award, shall be conclusive upon each of them and upon all Participants and their beneficiaries.

         5.4. Indemnification. In addition to all other rights of indemnification that may exist, the Company shall indemnify the Committee, each of its respective members, and officers and employees of the Company who assist in the administration and operation of the Plan from and against any liability, joint and/or several, arising out of or connected with their duties hereunder, except such liability as may arise from their gross negligence or willful misconduct.

         5.5. Expenses of Administration. The Company shall pay all expenses of administration of the Plan, including, without limitation, all expenses incurred by the Committee, accounting and legal fees and expenses, and any other expenses related to the administration of the Plan.

                          ARTICLE VI
                         Miscellaneous

         6.1 Amendment and Termination. The Company shall have authority, in its sole discretion, to amend or terminate the Plan at any time, in whole or in part, and in any manner. Any such amendment or termination may be made by vote of the Committee or the Board, or by written instrument signed by the Chief Executive Officer of the Company, and may be made by the Committee or the Chief Executive Officer retroactively to apply to Bonus Awards not yet paid to Participants. Notwithstanding the foregoing, no amendment shall be made without stockholder approval if such stockholder approval is necessary to comply with the applicable rules of Section 162(m) of the Code.

         6.2. Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State and local withholding tax requirements on any amount payable under the Plan, and the Company may defer the payment of any amount until such requirements are satisfied.

         6.3. Inalienability of Interests. Except as otherwise provided by applicable law, the Participant's interests under the Plan shall not be subject to alienation, assignment, garnishment, execution or levy of any kind, and any attempt to cause any benefits to be so subjected shall not be recognized.

         6.4 No Funding. Nothing in this Plan will be construed to give any Participant or any other person rights to any specific assets of the Company, or of any other person. The Participant shall have only the rights of an unsecured general creditor of the Company with respect to his or her interest under the Plan. Any Bonus Award which become payable hereunder shall be paid from the general assets of the Company in accordance with the terms hereof.

         6.5. Limited Effect. Neither the establishment of the Plan nor participation in the Plan shall be construed as creating any contract of employment between the Company and any Participant, employee or other person. Nor shall anything contained in the Plan give any person the right to be retained in the employ of the Company or otherwise restrain the Company's right to deal with its employees, including Participants and employees, and their hiring, discharge, layoff, compensation, and all other conditions of employment in all respects as though the Plan did not exist.

         6.6. Effect on Other Plans, Programs or Arrangements. The adoption of the Plan shall have no effect on awards made or to be made or compensation paid or to be paid pursuant to other plans, programs, or arrangements covering employees of the Company, its subsidiaries or parent, or any predecessors or successors thereto, except that amounts paid hereunder may be taken into account as "compensation" for purposes of determining the Participant's benefits under such other plan to the extent provided therein.

         6.7. Governing Law. All questions pertaining to the construction, validity and effect of the Plan, or to the rights of any person under the Plan, shall be determined in accordance with the laws of the Commonwealth of Massachusetts.

         Executed this 11th day of December, 1997.


                                         THE STRIDE RITE CORPORATION

                                         By:   /s/ John M. Kelliher